Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-149204) of Bank of America Corporation of our report dated February 20, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
July 1, 2008